Investor Relations Contact:
Raphael Gross of ICR
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Kona Grill, Inc. Announces the Resignation of Mark L. Bartholomay

SCOTTSDALE—(Globe Newswire)—November 20, 2009—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today accepted the resignation of Mark L. Bartholomay as the Company’s Chief Operating Officer. Mr. Bartholomay is leaving Kona Grill to pursue other business and personal interests, effective immediately.

“On behalf of the board of directors, management team, and the entire organization, I want to thank Mark for his dedication and many contributions to Kona Grill over the past few years. We wish him the best in his future endeavors,” said Tony Winczewski, Director and Chairman of the Nominating Committee of the Board of Directors.

About Kona Grill
Kona Grill features American favorites with an international influence and award winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 24 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 15 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.